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                                                                  Exhibit (j)(1)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ING Series Fund, Inc.:

We consent to the reference to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information dated August 1, 2003.

/s/ KPMG LLP



Boston, Massachusetts
July 25, 2003